Atlanta, GA 3Q26 Earnings Release and Supplemental Information Well tower Welltower Inc. NYSE: WELL

Table of Contents Quarterly Highlights 4 Earnings Release & Guidance 5 Portfolio Information 11 Capital Allocation 17 Financial & Balance Sheet Metrics 19 Glossary & Supplemental Reporting Measures 24 Forward Looking Statements & Risk Factors 36

Our North Star Deliver long-term compounding of per-share growth for existing investors

3 Overview S&P 500 $169 Billion 3,002 A- / A3 Company Market capitalization Properties S&P / Moody's credit rating As of September 30, 2026 About Welltower Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio of seniors and wellness housing communities is uniquely situated at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System — our end-to-end operating and technology platform — we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star. More information is available at www.welltower.com. Welltower competes on Data Science, Operating Platform and Capital Allocation Capabilities — NOT cost of capital

25% Adjusted EBITDA Growth 35% Adjusted EBITDA Margin 39% Normalized FFO Per Diluted Share Growth Seniors Housing Operating Same Store Growth Organic Revenue Growth 9.1% YoY Occupancy Growth 320 bps RevPOR Growth 5.3% Margin Expansion 310 bps NOI Growth 21.0% Investment Activity and Balance Sheet Pro Rata Acquisitions and Loan Funding $3.9B Individual Transactions 30+ Median Transaction Size $38M Net Debt to Adjusted EBITDA 3.02x (1) FFO, normalized FFO, Same Store NOI, Same Store RevPOR, Adjusted EBITDA and Net Debt to Adjusted EBITDA are non-GAAP financial measures. Please see the Glossary & Supplemental Reporting Measures section for definitions of these non-GAAP measures. Please see the Earnings Release & Guidance section for a reconciliation of FFO and normalized FFO, the Glossary & Supplemental Reporting Measures section for reconciliations of Same Store NOI, Same Store RevPOR and Net Debt to Adjusted EBITDA and the Financial & Balance Sheet Metrics section for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures. 4 Third Quarter 2026 Key Highlights(1) Quarterly Highlights

Earnings Release & Guidance San Jose, CA

Earnings Release & Guidance Welltower Reports Third Quarter 2026 Results Toledo, Ohio, October 26, 2026.…Welltower Inc. (NYSE:WELL) today announced results for the quarter ended September 30, 2026. Third Quarter and Other Recent Highlights • Reported net income of $415 million and net income attributable to common stockholders of $0.54 per diluted share • Reported quarterly normalized funds from operations attributable to common stockholders of $1.67 per diluted share, an increase of 24.6% over the prior year • Reported total portfolio year-over-year same store NOI ("SSNOI") growth of 15.8%, driven by SSNOI growth in our Seniors Housing Operating ("SHO") portfolio of 21.0% • SHO portfolio organic same store revenue growth increased 9.1% year-over-year in the third quarter, resulting from 320 basis points ("bps") of average occupancy growth and 5.3% growth in Revenue Per Occupied Room ("RevPOR") • Year-to-date, closed or under contract to close $21.0 billion of pro rata gross investments, including $13.3 billion completed in the nine months ended September 30, 2026 and $7.7 billion closed or under contract to close subsequent to quarter end, excluding development funding. Expected investments not yet closed are subject to customary closing conditions • During the third quarter, we completed $484 million of pro rata dispositions and loan repayments. For the year, we have completed $4.1 billion of pro rata dispositions and loan repayments, including $2.1 billion of OM dispositions and $1.2 billion of loan repayments • As of September 30, 2026, reported Net Debt to Adjusted EBITDA of 3.02x and approximately $9.5 billion of available liquidity inclusive of available cash and restricted cash, available capacity under our line of credit and expected proceeds from property sales and loan payoffs • In July, we issued C$1.15 billion of senior unsecured notes with a weighted-average coupon of 3.95% Capital Activity and Liquidity Liquidity Update Net debt to consolidated enterprise value is 9.2% as of September 30, 2026. During the quarter, we sourced more than $4 billion of capital globally to fund accretive capital deployment opportunities, highlighting our access to multiple sources of funding across capital markets and geographies, allowing us to optimize our cost of capital and remain highly flexible in how we fund growth. Canadian Note Issuance In July 2026, we completed the issuance of C$1.15 billion aggregate principal amount of Canadian dollar-denominated senior unsecured notes, consisting of C$750 million of 3.850% notes due August 15, 2031 and C$400 million of 4.150% notes due August 15, 2033. Recent Investment Activity In the third quarter, we completed $4.1 billion of pro rata gross investments, inclusive of development funding. Additionally, we completed pro rata property dispositions of $284 million and loan repayments of $200 million. Seniors Housing Acquisitions In the third quarter, we completed $2.7 billion of pro rata gross investments across 43 seniors housing properties. Dispositions During the third quarter, we disposed of 25 OM properties for a pro rata purchase price of $139 million. Additionally, we disposed of seven seniors housing properties for a pro rata purchase price of $145 million. Dividend On October 26, 2026, the Board of Directors declared a cash dividend for the quarter ended September 30, 2026 of $0.85 per share. This dividend, which will be paid on November 19, 2026 to stockholders of record as of November 10, 2026, will be our 222nd consecutive quarterly cash dividend. The declaration and payment of future quarterly dividends remains subject to review and approval by the Board of Directors. Conference Call Information We have scheduled a conference call on Tuesday, October 27, 2026 at 9:00 a.m. Eastern Time to discuss our third quarter 2026 results, industry trends and portfolio performance. Telephone access will be available by dialing (888) 340-5024 or (646) 960-0135 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 3, 2026. To access the rebroadcast, dial (800) 770-2030 or (609) 800-9909 (international).  The conference ID number is 8230248. To participate in the webcast, log on to www.welltower.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days. 6

Earnings Release & Guidance Consolidated Balance Sheets (unaudited) In thousands   September 30, 2025 September 30, 2026 Assets: Real estate investments: Land and land improvements $ 5,146,696 $ 7,535,251 Buildings and improvements 42,496,555 60,990,495 Acquired lease intangibles 2,189,639 3,298,487 Real property held for sale, net of accumulated depreciation 5,091,216 306,776 Construction in progress 511,574 1,239,412 Less accumulated depreciation and intangible amortization (10,107,309) (12,125,154) Net real property owned 45,328,371 61,245,267 Right of use assets, net 1,250,447 1,922,667 Real estate loans receivable, net of credit allowance 1,773,788 3,047,269 Net real estate investments 48,352,606 66,215,203 Other assets: Investments in unconsolidated entities 1,835,979 2,049,911 Cash and cash equivalents 6,806,507 2,274,910 Restricted cash 134,066 141,097 Receivables and other assets 2,375,644 3,030,212 Total other assets 11,152,196 7,496,130 Total assets $ 59,504,802 $ 73,711,333 Liabilities and equity Liabilities: Unsecured credit facility and commercial paper $ — $ 1,041,054 Senior unsecured notes 14,365,008 14,686,972 Secured debt 2,487,354 3,467,126 Lease liabilities 1,311,600 1,968,069 Accrued expenses and other liabilities 2,028,458 2,684,098 Total liabilities 20,192,420 23,847,319 Redeemable noncontrolling interests 284,364 237,081 Equity: Common stock 684,229 732,160 Capital in excess of par value 47,054,892 57,547,521 Treasury stock (14,340) (26,641) Cumulative net income 10,937,128 12,603,830 Cumulative dividends (19,687,645) (21,859,441) Accumulated other comprehensive income (217,446) (415,436) Total Welltower Inc. stockholders' equity 38,756,818 48,581,993 Noncontrolling interests 271,200 1,044,940 Total equity 39,028,018 49,626,933 Total liabilities and equity $ 59,504,802 $ 73,711,333 7

Earnings Release & Guidance

Consolidated Statements of Income (unaudited)

In thousands, except per share data

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2026
Revenues:				
Resident fees and services	$ 2,061,370	$ 3,121,141	$ 5,896,944	$ 8,886,963
Rental income	499,475	488,641	1,444,082	1,402,223
Interest income	67,216	83,251	191,763	231,549
Other income	57,631	22,744	124,234	91,554
Total revenues	2,685,692	3,715,777	7,657,023	10,612,289
Expenses:				
Property operating expenses	1,577,048	2,246,026	4,554,149	6,451,569
Depreciation and amortization	509,812	706,786	1,490,717	2,067,302
Interest expense	162,052	192,655	448,171	567,284
General and administrative expenses	63,124	67,169	191,057	202,129
Loss (gain) on derivatives and financial instruments, net	31,682	—	28,063	—
Loss (gain) on extinguishment of debt, net	—	6,822	6,156	9,533
Provision for loan losses, net	1,088	230	(2,032)	4,045
Impairment of assets	3,081	33,452	75,359	64,052
Other expenses	44,699	124,687	75,357	242,754
Total expenses	2,392,586	3,377,827	6,866,997	9,608,668
Income (loss) from continuing operations before income taxes and other items	293,106	337,950	790,026	1,003,621
Income tax (expense) benefit	(2,335)	(7,116)	2,131	43,230
Income (loss) from unconsolidated entities	(12,610)	(30,689)	(18,739)	(50,344)
Gain (loss) on real estate dispositions and acquisitions of controlling interests, net	4,025	114,678	70,652	633,615
Income (loss) from continuing operations	282,186	414,823	844,070	1,630,122
Net income (loss)	282,186	414,823	844,070	1,630,122
Less: Net income (loss) attributable to noncontrolling interests[1]	1,627	18,236	3,666	59,861
Net income (loss) attributable to common stockholders	**$ 280,559**	**$ 396,587**	**$ 840,404**	**$ 1,570,261**
Average number of common shares outstanding:				
Basic	672,407	724,329	657,571	711,389
Diluted	685,399	754,903	669,218	739,794
Net income (loss) attributable to common stockholders per share:				
Basic	$ 0.42	$ 0.55	$ 1.28	$ 2.21
Diluted[2]	$ 0.41	$ 0.54	$ 1.26	$ 2.16
Common dividends per share	$ 0.74	$ 0.85	$ 2.08	$ 2.33

[1] Includes amounts attributable to redeemable noncontrolling interests.

[2] Includes adjustment to the numerator for income (loss) attributable to OP Units and DownREIT Units.

8

Earnings Release & Guidance

Funds From Operations Reconciliation

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2026	2025	2026
Net income (loss) attributable to common stockholders	$ 280,559	$ 396,587	$ 840,404	$ 1,570,261
Depreciation and amortization	509,812	706,786	1,490,717	2,067,302
Impairments and losses (gains) on real estate dispositions and acquisitions of controlling interests, net	(944)	(81,226)	4,707	(569,563)
Noncontrolling interests[1]	(9,360)	9,884	(25,084)	37,623
Unconsolidated entities[2]	44,308	38,760	104,545	101,369
NAREIT FFO attributable to common stockholders	824,375	1,070,791	2,415,289	3,206,992
Normalizing items, net[3]	94,866	187,719	148,318	298,283
Normalized FFO attributable to common stockholders	**$ 919,241**	**$ 1,258,510**	**$ 2,563,607**	**$ 3,505,275**
Average diluted common shares outstanding	685,399	754,903	669,218	739,794
Per diluted share data attributable to common stockholders:				
Net income (loss)[4]	$ 0.41	$ 0.54	$ 1.26	$ 2.16
NAREIT FFO	$ 1.20	$ 1.42	$ 3.61	$ 4.33
Normalized FFO	$ 1.34	$ 1.67	$ 3.83	$ 4.74
Normalized FFO Payout Ratio:				
Dividends per common share	$ 0.74	$ 0.85	$ 2.08	$ 2.33
Normalized FFO attributable to common stockholders per share	$ 1.34	$ 1.67	$ 3.83	$ 4.74
Normalized FFO payout ratio	55 %	51 %	54 %	49 %
Other items:[5]				
Net straight-line rent and above/below market rent amortization	$ (54,117)	$ (99,042)	$ (148,845)	$ (243,669)
Non-cash interest expenses[6]	12,925	12,874	38,235	38,731
Recurring cap-ex	(98,127)	(139,123)	(249,835)	(308,088)
Stock-based compensation[7]	12,828	15,622	40,139	48,099

(1) Represents noncontrolling interests' share of net FFO adjustments.
(2) Represents Welltower's share of net FFO adjustments from unconsolidated entities.
(3) See Glossary & Supplemental Reporting Measures section for detailed table of normalizing items.
(4) Includes adjustment to the numerator for income (loss) attributable to OP Units and DownREIT Units, where applicable.
(5) Amounts presented net of noncontrolling interests' share and including Welltower's share of unconsolidated entities.
(6) Excludes normalized foreign currency loss (gain).
(7) Excludes normalized stock compensation expense related to the 2021 Special Performance Option and OPP Awards.

9

Earnings Release & Guidance

Outlook for 2026

Net income attributable to common stockholders guidance has been revised to a range of $3.31 to $3.37 per diluted share from the previous range of $3.11 to $3.19. We also increased the guidance range of full year normalized FFO attributable to common stockholders to a range of $6.47 to $6.53 per diluted share from the previous range of $6.36 to $6.44. In preparing our guidance, we have updated or confirmed the following assumptions:

Increased FY2026 Same Store NOI Guidance	Low	Midpoint	High
Seniors Housing Operating	20.25 %	21.0 %	21.75 %
Seniors Housing Triple-net	3.5 %	4.0 %	4.5 %
Outpatient Medical	2.0 %	2.5 %	3.0 %
Skilled Nursing	2.0 %	2.5 %	3.0 %
Total Portfolio	15.0 %	15.6 %	16.25 %

Outlook Assumptions

- **Investments:** Our earnings guidance includes only those acquisitions announced or closed to date. Furthermore, no transitions, restructures or capital activity beyond those announced to date are included.
- **General and Administrative Expenses:** We anticipate general and administrative expenses to be approximately $267 million to $272 million, inclusive of stock-based compensation expense of approximately $60 million.
- **Dispositions:** We expect pro rata disposition proceeds of $1.9 billion at a blended yield of 6.5% in the next twelve months. This includes approximately $1.5 billion of consideration from expected property sales, as well as $328 million of expected proceeds from loan repayments.
- **Total Portfolio NOI:** Increased Seniors Housing Operating growth expectations are driving a 70 bps increase at the midpoint of the range
- **Seniors Housing Operating NOI:** Positive revenue and expense trends are expected to drive SS Portfolio NOI growth of 21.0% at the midpoint of the range, which represents a 100 bps increase vs. the prior midpoint
- **Seniors Housing Operating Revenue:** SS revenue growth of 9.3% driven by year-over-year occupancy growth of 350 bps and full-year RevPOR growth of 5.1%
- **Seniors Housing Operating Expenses:** SS expense growth of 4.6% in 2026 as compared to previous guidance of 5.0%. Guidance now implies ExpPOR growth of 0.6%

2025 to 2026 Normalized FFO per Diluted Share Guidance Bridge

	Initial Guidance	1Q26 Update	2Q26 Update	3Q26 Update	3Q26 Update vs 2Q26 Guidance
FY2025 normalized FFO per diluted share	$ 5.29	$ 5.29	$ 5.29	$ 5.29	$ —
(+) Seniors Housing Operating NOI	0.58	0.61	0.64	0.67	0.03
(+) Outpatient Medical and Triple-net	0.02	0.02	0.02	0.02	—
(+) Investment & financing activity	0.30	0.37	0.45	0.505	0.055
(+) G&A	(0.02)	(0.02)	(0.02)	(0.02)	—
(+) Income taxes & other	—	0.01	0.02	0.035	0.015
FY2026 normalized FFO per diluted share at midpoint	$ 6.17	$ 6.28	$ 6.40	$ 6.50	$ 0.10

Our guidance does not include any additional investments, dispositions or capital transactions, nor any other expenses, impairments, unanticipated additions to the loan loss reserve or other additional normalizing items beyond those disclosed. Please see the Glossary & Supplemental Reporting Measures section for further discussion and our definition of normalized FFO and SSNOI and for a reconciliation of the outlook for net income attributable to common stockholders to normalized FFO attributable to common stockholders. No reconciliation of the forecasted range for SSNOI on a combined basis or by property type is included because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measure without unreasonable efforts, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We will provide additional detail regarding our 2026 outlook and assumptions on the third quarter 2026 conference call.

10

Portfolio Information Boston, MA

Portfolio Information

Same Store NOI Performance[1]

Dollars in thousands at Welltower pro rata ownership

	Properties	3Q25 NOI	3Q26 NOI	% Change
Seniors Housing Operating	1,052	$ 499,497	$ 604,319	21.0 %
Seniors Housing Triple-net	230	75,098	78,243	4.2 %
Outpatient Medical	91	27,832	28,499	2.4 %
Skilled Nursing	249	105,918	108,926	2.8 %
Total	1,622	$ 708,345	$ 819,987	15.8 %

In-Place NOI Diversification[1]

Dollars in thousands at Welltower pro rata ownership

	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	1,791	$ 3,554,088	70.0 %
Seniors Housing Triple-net	386	603,640	11.9 %
Outpatient Medical	93	115,032	2.3 %
Skilled Nursing	443	806,620	15.8 %
Total	2,713	$ 5,079,380	100.0 %

Country	Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Skilled Nursing	Total	% of total
United States	1,744	$ 2,268,608	$ 217,204	$ 115,032	$ 806,620	$ 3,407,464	67.1 %
United Kingdom	803	831,352	386,436	—	—	1,217,788	24.0 %
Canada	166	454,128	—	—	—	454,128	8.9 %
Total	2,713	$ 3,554,088	$ 603,640	$ 115,032	$ 806,620	$ 5,079,380	100.0 %

Partner	Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Skilled Nursing	Total	% of total
Barchester	265	$ 255,680	$ 263,948	$ —	$ —	$ 519,628	10.2 %
Cogir Senior Living	181	415,796	—	—	—	415,796	8.2 %
Avir Health Group	208	—	—	—	368,404	368,404	7.3 %
StoryPoint Senior Living	166	269,716	—	—	—	269,716	5.3 %
Care UK	169	255,932	—	—	—	255,932	5.0 %
Remaining	1,724	2,356,964	339,692	115,032	438,216	3,249,904	64.0 %
Total	2,713	$ 3,554,088	$ 603,640	$ 115,032	$ 806,620	$ 5,079,380	100.0 %

MSA	Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Skilled Nursing	Total	% of total
Greater London	141	$ 196,576	$ 76,184	$ —	$ —	$ 272,760	5.4 %
Dallas	97	110,544	968	1,200	70,496	183,208	3.6 %
New York / New Jersey	74	121,084	22,920	12,032	27,036	183,072	3.6 %
Los Angeles	52	159,220	20,108	288	3,420	183,036	3.6 %
Houston	61	29,448	—	75,024	36,112	140,584	2.8 %
Remaining	2,288	2,937,216	483,460	26,488	669,556	4,116,720	81.0 %
Total	2,713	$ 3,554,088	$ 603,640	$ 115,032	$ 806,620	$ 5,079,380	100.0 %

(1) Same Store NOI and In-place NOI are non-GAAP financial measures. Please see Glossary & Supplemental Financial Measures section for definitions and reconciliations of these non-GAAP financial measures to the most comparable GAAP metric.

12

Portfolio Information: Seniors Housing Operating

Total Portfolio by Country[1]

Dollars, units and occupancy at Welltower pro rata ownership. Dollars in thousands.

Properties	3Q25	4Q25	1Q26	2Q26	3Q26
United States	937	964	992	1,029	1,063
United Kingdom	132	564	567	573	579
Canada	130	131	130	168	168
Total	1,199	1,659	1,689	1,770	1,810

Units	3Q25	4Q25	1Q26	2Q26	3Q26
United States	100,481	102,954	106,094	108,566	112,450
United Kingdom	9,445	35,013	35,338	35,739	36,257
Canada	21,866	22,251	22,186	27,850	27,945
Total	131,792	160,218	163,618	172,155	176,652

Total Occupancy	3Q25	4Q25	1Q26	2Q26	3Q26
United States	86.6 %	87.5 %	87.5 %	88.2 %	89.1 %
United Kingdom	84.2 %	85.2 %	84.5 %	84.4 %	84.8 %
Canada	89.2 %	90.7 %	90.8 %	89.5 %	89.6 %
Total	86.8 %	87.5 %	87.3 %	87.6 %	88.3 %

Total Revenues	3Q25	4Q25	1Q26	2Q26	3Q26
United States	$ 1,534,755	$ 1,584,651	$ 1,662,879	$ 1,735,933	$ 1,845,320
United Kingdom	394,714	827,737	969,548	1,006,880	1,032,896
Canada	173,724	178,448	184,381	282,006	287,991
Total	$ 2,103,193	$ 2,590,836	$ 2,816,808	$ 3,024,819	$ 3,166,207

Total Expenses	3Q25	4Q25	1Q26	2Q26	3Q26
United States	$ 1,116,054	$ 1,130,624	$ 1,169,579	$ 1,196,569	$ 1,288,365
United Kingdom	306,632	656,971	761,915	793,475	799,881
Canada	107,445	115,081	111,374	168,702	173,704
Total	$ 1,530,131	$ 1,902,676	$ 2,042,868	$ 2,158,746	$ 2,261,950

NOI	3Q25	4Q25	1Q26	2Q26	3Q26
United States	$ 418,701	$ 454,027	$ 493,300	$ 539,364	$ 556,955
United Kingdom	88,082	170,766	207,633	213,405	233,015
Canada	66,279	63,367	73,007	113,304	114,287
Total	$ 573,062	$ 688,160	$ 773,940	$ 866,073	$ 904,257

NOI Margin	3Q25	4Q25	1Q26	2Q26	3Q26
United States	27.5 %	28.8 %	29.8 %	31.2 %	30.4 %
United Kingdom	26.7 %	24.1 %	24.6 %	24.4 %	25.3 %
Canada	38.1 %	35.6 %	39.7 %	40.5 %	40.3 %
Total	28.3 %	28.1 %	29.0 %	30.2 %	30.0 %

Capital Expenditures	3Q25	4Q25	1Q26	2Q26	3Q26
Recurring cap-ex	$ 78,638	$ 116,488	$ 67,842	$ 98,763	$ 137,775
Other cap-ex	130,977	168,515	165,840	186,449	170,003

(1) Revenue, expenses and NOI represent total portfolio. Units, occupancy, property count, margin and cap-ex relate to the operational portfolio which excludes land parcels, properties under development/redevelopment, leased properties, sold properties and non-operational properties. See the Glossary & Supplemental Financial Measures section for the definition of NOI and reconciliation to the most comparable GAAP measure.

13

Portfolio Information: Seniors Housing Operating

Same Store Performance[1]

Dollars, units and occupancy at Welltower pro rata ownership. Dollars in thousands.

	3Q25	4Q25	1Q26	2Q26	3Q26
Properties	1,052	1,052	1,052	1,052	1,052
Units	115,290	115,294	115,249	115,126	115,132
Occupancy	87.0 %	88.2 %	88.4 %	89.0 %	90.2 %
RevPOR	$ 5,759	$ 5,787	$ 6,061	$ 6,074	$ 6,066
ExpPOR	$ 4,116	$ 4,111	$ 4,211	$ 4,156	$ 4,147
Same store revenues	$ 1,748,811	$ 1,779,618	$ 1,827,570	$ 1,864,247	$ 1,907,472
Compensation	735,237	747,179	743,830	754,770	767,798
Utilities	79,873	76,718	85,167	73,641	83,436
Food	70,532	72,352	68,571	70,514	72,142
Repairs and maintenance	49,244	48,763	48,587	48,698	49,715
Property taxes	57,665	54,741	59,476	58,579	60,520
All other	256,763	263,897	263,820	268,737	269,542
Same store operating expenses	1,249,314	1,263,650	1,269,451	1,274,939	1,303,153
Same store NOI	$ 499,497	$ 515,968	$ 558,119	$ 589,308	$ 604,319
Same store NOI margin %	28.6 %	29.0 %	30.5 %	31.6 %	31.7 %
Year over year NOI growth rate					**21.0 %**
Year over year revenue growth rate					**9.1 %**

Non-Same Store Performance[2]

Dollars, units and occupancy at Welltower pro rata ownership. Dollars in thousands.

	3Q25	4Q25	1Q26	2Q26	3Q26
Properties	156	614	642	715	758
Units	16,755	47,825	48,084	57,027	61,700
Occupancy	83.3 %	85.3 %	84.6 %	84.5 %	84.3 %
Revenues	$ 340,577	$ 807,911	$ 979,951	$ 1,154,737	$ 1,254,008
Operating expenses	270,234	636,446	764,509	876,532	945,724
NOI	$ 70,343	$ 171,465	$ 215,442	$ 278,205	$ 308,284
NOI margin	25.8 %	25.3 %	25.4 %	27.4 %	27.2 %

Unit Mix[3]

Unit Type	Units/Beds
Wellness Housing	30,379
Independent Living	49,357
Assisted Living	72,843
Memory Care	23,424
Skilled Nursing	649
Total	176,652

Facility Revenue Mix[3]

Revenue Type	Revenue Mix
Private Pay	93.5 %
Medicaid	0.1 %
Medicare	0.2 %
Other Government[4]	6.2 %
	100.0 %

(1) Same Store NOI, SS RevPOR and SS ExpPOR are non-GAAP financial measures. Please see the Glossary & Supplemental Reporting Measures section for the definitions of these non-GAAP measures and reconciliations to the most comparable GAAP measures.

(2) Revenue, expenses and NOI represent total portfolio. Units, occupancy, property count and margin relate to the operational portfolio which excludes land parcels, properties under development/redevelopment, leased properties, sold properties and non-operational properties. See the Glossary & Supplemental Financial Measures section for the definition of NOI and reconciliation to the most comparable GAAP measure.

(3) Unit mix and revenue mix represent pro rata amounts for the operational portfolio which excludes land parcels, properties under development/redevelopment, leased properties, sold properties and non-operational properties.

(4) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

14

Portfolio Information

Stable Portfolio Performance and Facility Revenue Mix (1)

	Occupancy	EBITDAR Coverage(2)	EBITDARM Coverage(2)	Private Pay	Medicaid	Medicare	Other Government(3)
Seniors Housing Triple-net	85.6%	1.22	1.46	83.0%	2.1%	0.1%	14.8%
Skilled Nursing	81.7%	1.32	1.67	23.6%	49.9%	26.5%	—%

Payment Coverage Stratification

	EBITDARM Coverage(4)					EBITDAR Coverage(4)				
% of In-place NOI	Seniors Housing Triple-net	Skilled Nursing	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Skilled Nursing	Total	Weighted Average Maturity	Number of Leases
<.85x	0.1 %	— %	0.1 %	8	1	0.1 %	0.1 %	0.2 %	11	3
.85x-.95x	— %	0.1 %	0.1 %	13	1	— %	— %	— %	—	—
.95x-1.05x	— %	— %	— %	—	—	0.4 %	1.9 %	2.3 %	18	3
1.05x-1.15x	— %	0.1 %	0.1 %	11	1	1.5 %	1.1 %	2.6 %	7	6
1.15x-1.25x	— %	1.7 %	1.7 %	18	1	2.3 %	1.8 %	4.1 %	19	4
1.25x-1.35x	1.5 %	0.2 %	1.7 %	11	5	0.9 %	1.1 %	2.0 %	11	3
>1.35	4.0 %	6.7 %	10.7 %	14	24	0.4 %	2.8 %	3.2 %	14	14
Total	5.6 %	8.8 %	14.4 %	14	33	5.6 %	8.8 %	14.4 %	14	33

Revenue and Lease Maturity(5)

Dollars in thousands at Welltower pro rata ownership

	Rental Income					
Year	Seniors Housing Triple-net	Outpatient Medical	Skilled Nursing	Interest Income	Total Revenues	% of Total
2026	$ —	$ —	$ —	$ 27,259	$ 27,259	1.5 %
2027	—	23	1,311	65,496	66,830	3.7 %
2028	—	2,020	6,860	2,333	11,213	0.6 %
2029	1,149	2,201	—	108,506	111,856	6.2 %
2030	12,837	4,619	30,822	3,452	51,730	2.8 %
2031	—	3,538	4,762	15,170	23,470	1.3 %
2032	82,663	2,473	55,255	359	140,750	7.7 %
2033	—	—	1,911	—	1,911	0.1 %
2034	433	3,420	—	274	4,127	0.2 %
2035	37,945	4,847	15,307	1,103	59,202	3.3 %
Thereafter	445,959	87,831	685,081	101,571	1,320,442	72.6 %
Total	$ 580,986	$ 110,972	$ 801,309	$ 325,523	$ 1,818,790	100.0 %
Weighted Avg Maturity Years	17	13	17	8	15	

(1) Data as of June 30, 2026.

(2) Represents trailing twelve month coverage metrics.

(3) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(4) Represents trailing twelve month coverage metrics as of June 30, 2026 for stable portfolio only. Agreements with mixed units use the predominant type based on investment balance. Agreements included represent 51% of total Seniors Housing Triple-net and Skilled Nursing In-place NOI. Please see the Glossary & Supplemental Reporting Measures section for definitions and a reconciliation to the most comparable GAAP measure.

(5) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Skilled Nursing leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

15

Portfolio Information: Outpatient Medical

Total Portfolio Performance[1]

Dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet

	3Q25	4Q25	1Q26	2Q26	3Q26
Properties	437	194	135	121	97
Square feet	22,073,485	8,801,545	5,576,683	4,754,231	4,359,675
Occupancy	94.2 %	95.5 %	96.9 %	97.0 %	96.9 %
Total revenues	$ 219,238	$ 148,862	$ 76,524	$ 51,449	$ 43,518
Operating expenses	65,851	45,000	20,184	9,934	7,496
NOI	$ 153,387	$ 103,862	$ 56,340	$ 41,515	$ 36,022
NOI margin	70.0 %	69.8 %	73.6 %	80.7 %	82.8 %
Revenues per square foot	$ 39.73	$ 67.65	$ 54.89	$ 43.29	$ 39.93
NOI per square foot	$ 27.80	$ 47.20	$ 40.41	$ 34.93	$ 33.05
Recurring cap-ex	$ 19,324	$ 4,298	$ 1,550	$ 620	$ 1,427
Other cap-ex	$ 14,051	$ 1,963	$ 920	$ 317	$ 870

Same Store Performance[2]

Dollars and occupancy at Welltower pro rata ownership; dollars in thousands

	3Q25	4Q25	1Q26	2Q26	3Q26
Properties	91	91	91	91	91
Occupancy	97.9 %	97.8 %	97.8 %	97.8 %	97.6 %
Same store revenues	$ 29,898	$ 31,326	$ 31,845	$ 32,208	$ 31,570
Same store operating expenses	2,066	3,296	3,709	3,719	3,071
Same store NOI	$ 27,832	$ 28,030	$ 28,136	$ 28,489	$ 28,499
NOI margin	93.1 %	89.5 %	88.4 %	88.5 %	90.3 %
Year over year NOI growth rate					**2.4 %**

Portfolio Diversification by Tenant[3]

Dollars in thousands

	Rental Income	% of Total
Kelsey-Seybold	$ 74,911	67.5 %
UnitedHealth	15,427	13.9 %
Atrium Health	10,507	9.5 %
Norman Regional Health	6,912	6.2 %
Baylor Scott & White Health	1,858	1.7 %
Remaining portfolio	1,357	1.2 %
Total	$ 110,972	100.0 %

Quality Indicators[3]

Health system affiliated properties as % of NOI	99.7 %
Health system affiliated tenants as % of rental income	96.1 %
Investment grade tenants as % of rental income	92.7 %
Retention (trailing twelve months)	92.4 %
Average remaining lease term (years)	12.5
Average building size (square feet)	75,866
Average age (years)	11

Expirations[3]

	2026	2027	2028	2029	2030	Thereafter
Occupied square feet	—	1,000	78,764	84,956	212,441	3,124,624
% of occupied square feet	— %	— %	2.2 %	2.4 %	6.1 %	89.3 %

(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.

(2) Includes 91 same store properties representing 3,867,612 square feet. Same Store NOI is a non-GAAP financial measures. Please see the Glossary & Supplemental Reporting Measures section for definitions and reconciliations to the most comparable GAAP measure.

(3) Excludes all land parcels, developments, investments held for sale and unconsolidated properties. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income.

16

Capital Allocation New York, NY

Capital Allocation

Gross Investment Activity

Dollars in thousands at Welltower pro rata ownership

	Third Quarter 2026				Year-To-Date 2026			
	Properties		Pro Rata Amount	Yield	Properties		Pro Rata Amount	Yield
Acquisitions and loan funding[1]								
Seniors Housing Operating	43	$	2,711,193		150	$	8,054,750	
Seniors Housing Triple-net	—		—		7		173,136	
Outpatient Medical	—		—		1		97,919	
Skilled Nursing	44		857,241		107		2,474,625	
Loan funding			299,484				2,508,529	
Total acquisitions and loan funding	87		3,867,918	5.3 %	265		13,308,959	6.2%
Total development and redevelopment funding[2]	66		246,375	8.1 %	75		401,133	8.3%
Total gross investments			4,114,293	5.6 %			13,710,092	6.3%
Dispositions and loan repayments[3]								
Seniors Housing Operating	7		144,820		13		173,271	
Seniors Housing Triple-net	—		—		4		40,850	
Outpatient Medical	25		138,864		99		2,064,240	
Skilled Nursing	—		—		35		600,197	
Loan repayments			200,158				1,227,549	
Total dispositions and loan repayments	32		483,842	5.2 %	151		4,106,107	7.0%
Net investments (dispositions)		$	3,630,451			$	9,603,985	

Development Funding[4]

Dollars in thousands at Welltower pro rata ownership

Projects	Stable Yields	2026 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
47	9.8%	$191,700	$688,655	$880,355	$2,072,669

Quarterly Conversions		Amount	Year 1 Yields	Stable Yields	Annual Conversions		Amount	Year 1 Yields	Stable Yields
1Q26 actual	$	68,348	(1.2)%	10.0 %	2026 actual	$	475,842	(0.8)%	9.3 %
2Q26 actual		174,785	(2.0)%	10.2 %	2026 estimate		185,308	(1.0)%	11.1 %
3Q26 actual		232,709	0.1 %	8.5 %	2027 estimate		832,563	0.9 %	8.5 %
4Q26 estimate		185,308	(1.0)%	11.1 %	Thereafter estimate		1,054,798	0.4 %	10.6 %
Total	$	661,150	(0.9)%	9.8 %	Total	$	2,548,511	0.2 %	9.7 %

Capital-Light Business

Dollars in thousands

			Third Quarter 2026	
Total capital-light fees			$	10,221
Fund management business	Vintage	Anticipated Fund Term	Approximate Equity Commitment	
Seniors Housing Equity Fund I	2025	2033	$	2,500,000
Seniors Housing Debt Fund I	2026	2034	$	750,000

(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property counts. Acquisition yields represent annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.

(2) Development funding dollars represent development, predevelopment and redevelopment projects. Yields exclude predevelopment projects.

(3) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property counts. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

(4) Amounts represent cash funded for all developments including construction in progress, loans, and in substance real estate, and excludes expansions. Stable yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.

18

Financial & Balance Sheet Metrics London, England

Financial & Balance Sheet Metrics

Components of NAV

In thousands at Welltower pro rata ownership, except bed/unit/square feet

		In-place NOI	Pro Rata Beds/Units/Square Feet	
Seniors Housing Operating[1]	$	3,554,088	175,245	units
Seniors Housing Triple-net		603,640	26,971	units
Outpatient Medical		115,032	4,130,660	square feet
Skilled Nursing		806,620	52,170	beds
Total In-place NOI[2]	$	5,079,380		
Annualized capital-light fees	$	40,884		

Obligations[3]		Amount	Other Assets		Amount	Effective Interest Rate[9]
Lines of credit and commercial paper	$	1,041,480	Land parcels[5]	$	707,366	
Senior unsecured notes		14,667,042	Consolidated loans[6]		3,554,973	8.5%
Secured debt		4,249,636	Unconsolidated loans[7]		1,133,667	8.2%
Financing lease liabilities		480,593	Joint venture real estate loans receivable[8]		213,485	5.6%
Total debt		20,438,751	Property dispositions[10]		709,392	
Add (Subtract):			Development properties:[11]			
Other liabilities (assets), net[4]		455,324	Current balance		1,198,057	
Cash and cash equivalents and restricted cash		(2,443,371)	Unfunded commitments		903,411	
Net obligations	$	18,450,704	Committed balances	$	2,101,468	
			Projected yield		9.8 %	
			Projected NOI	$	205,944	
			Common shares outstanding[12]		752,162	

(1) Includes $21,351,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.

(2) In-place NOI is a non-GAAP financial measure. Please see Glossary & Supplemental Financial Measures section for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP metric.

(3) Represents principal amounts due and does not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,587,711,000 of foreign secured debt and $374,207,000 of financing obligations related to sale-leaseback transactions that did not qualify for sale accounting.

(4) Includes liabilities/(assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.

(5) Includes land parcels and predevelopment projects.

(6) Represents $3,583,770,000 of real estate loans and non-real estate loans, excluding development loans and including held to maturity debt securities, net of $28,797,000 of credit allowances.

(7) Represents real estate loans made by unconsolidated investments and certain in substance real estate developments.

(8) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.

(9) Average cash-pay interest rates are 7.8%, 6.7% and 5.6% for consolidated loans, unconsolidated loans, and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.

(10) Represents proceeds from expected property dispositions in the next twelve months classified as held for sale as of September 30, 2026.

(11) Includes expansion projects and partial conversions to date.

(12) Includes September 30, 2026 common shares, OP Units and Exchangeable Units outstanding and the dilutive impact of exchangeable senior unsecured notes.

20

Financial & Balance Sheet Metrics

Net Operating Income(1)

Dollars in thousands at Welltower pro rata ownership

	3Q25	4Q25	1Q26	2Q26	3Q26
Revenues:					
Seniors Housing Operating					
Resident fees and services	$ 2,100,724	$ 2,588,078	$ 2,814,403	$ 3,021,127	$ 3,162,215
Other income	2,469	2,758	2,405	3,692	3,992
Total revenues	2,103,193	2,590,836	2,816,808	3,024,819	3,166,207
Seniors Housing Triple-net					
Rental income	99,423	167,485	191,086	197,010	198,671
Other income	91	537	40	47	14
Total revenues	99,514	168,022	191,126	197,057	198,685
Outpatient Medical					
Rental income	217,188	147,701	75,430	50,630	42,701
Other income	2,050	1,161	1,094	819	817
Total revenues	219,238	148,862	76,524	51,449	43,518
Skilled Nursing					
Rental income	184,261	211,841	191,595	216,665	252,137
Interest income	—	—	8,077	—	—
Other income	194	5	192	5	158
Total revenues	184,455	211,846	199,864	216,670	252,295
Corporate					
Interest income	70,477	56,158	85,414	89,139	93,666
Other income	58,936	48,023	48,205	24,621	24,912
Total revenues	129,413	104,181	133,619	113,760	118,578
Total					
Resident fees and services	2,100,724	2,588,078	2,814,403	3,021,127	3,162,215
Rental income	500,872	527,027	458,111	464,305	493,509
Interest income	70,477	56,158	93,491	89,139	93,666
Other income	63,740	52,484	51,936	29,184	29,893
Total revenues	**2,735,813**	**3,223,747**	**3,417,941**	**3,603,755**	**3,779,283**
Property operating expenses:					
Seniors Housing Operating	1,530,131	1,902,676	2,042,868	2,158,746	2,261,950
Seniors Housing Triple-net	4,496	4,490	4,827	4,507	4,483
Outpatient Medical	65,851	45,000	20,184	9,934	7,496
Skilled Nursing	3,609	2,974	2,893	2,753	1,639
Corporate	6,025	6,261	14,208	6,511	7,253
Total property operating expenses	**1,610,112**	**1,961,401**	**2,084,980**	**2,182,451**	**2,282,821**
Net operating income:					
Seniors Housing Operating	573,062	688,160	773,940	866,073	904,257
Seniors Housing Triple-net	95,018	163,532	186,299	192,550	194,202
Outpatient Medical	153,387	103,862	56,340	41,515	36,022
Skilled Nursing	180,846	208,872	196,971	213,917	250,656
Corporate	123,388	97,920	119,411	107,249	111,325
Net operating income	**$ 1,125,701**	**$ 1,262,346**	**$ 1,332,961**	**$ 1,421,304**	**$ 1,496,462**

(1) Please see Glossary & Supplemental Reporting Measures section for definition of NOI. Includes amounts from investments sold or held for sale. NOI related to OP Unit and DownREIT ownership included at 100%.

21

Financial & Balance Sheet Metrics 3.02x 6.92x 9.2% Net debt to Adjusted EBITDA(1) Adjusted fixed charge coverage(1) Net debt to consolidated enterprise value(1) Adjusted EBITDA Reconciliation Dollars in thousands Three Months Ended September 30, 2025 September 30, 2026 Net income (loss) $ 282,186 $ 414,823 Interest expense 162,052 192,655 Income tax expense (benefit) 2,335 7,116 Depreciation and amortization 509,812 706,786 EBITDA 956,385 1,321,380 Loss (income) from unconsolidated entities 12,610 30,689 Stock-based compensation 15,396 15,889 Loss (gain) on extinguishment of debt, net — 6,822 Loss (gain) on real estate dispositions and acquisitions of controlling interests, net (4,025) (114,678) Impairment of assets 3,081 33,452 Provision for loan losses, net 1,088 230 Loss (gain) on derivatives and financial instruments, net 31,682 — Other expenses 44,699 124,687 Casualty losses, net of recoveries 1,914 9,793 Other impairment(2) — 2,463 Total adjustments 106,445 109,347 Adjusted EBITDA 1,062,830 1,430,727 Adjusted EBITDA Annualized $ 4,251,320 $ 5,722,908 Adjusted EBITDA Growth 35 % Ratio Summary(1) Three months ended September 30, 2026 Adjusted interest coverage 7.66 x Net debt to consolidated undepreciated book capitalization 21.8 % Net debt to consolidated book capitalization 25.7 % Secured debt as % of total assets 4.0 % Unsecured debt as % of unencumbered assets 19.9 % Total debt as % of gross asset value 22.9 % Credit Ratings Agency Rating Outlook S&P Global Ratings A- Positive Moody’s Ratings A3 Positive (1) Please see the Glossary & Supplemental Reporting Measures section for definitions and reconciliations to the most comparable GAAP measure. (2) Represents the write-off of straight-line rent receivable balances relating to the conversion of triple-net leased properties to a SHO (RIDEA) structure. 22

Financial & Balance Sheet Metrics

Debt Maturities and Scheduled Principal Amortization(1)

Dollars in thousands

Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate(5)
2026	$ —	$ —	$ 67,599	$ (753)	$ 16,344	$ 83,190	0.42 %	3.97 %
2027	—	2,644,606	370,028	(2,962)	223,070	3,234,742	16.52 %	4.08 %
2028	—	1,914,881	387,146	(5,367)	1,475	2,298,135	11.73 %	4.08 %
2029	—	2,252,786	549,240	(169,320)	22,764	2,655,470	13.56 %	3.42 %
2030	—	1,750,000	166,535	(700)	3,482	1,919,317	9.80 %	3.87 %
2031	1,041,480	1,877,775	83,303	(733)	390,603	3,392,428	17.32 %	3.55 %
2032	—	1,050,000	95,342	(762)	49,736	1,194,316	6.10 %	3.50 %
2033	—	281,480	487,834	(37,293)	657	732,678	3.74 %	4.50 %
2034	—	663,300	311,976	(13,449)	687	962,514	4.91 %	4.57 %
2035	—	1,250,000	49,520	(931)	22,719	1,321,308	6.75 %	5.06 %
Thereafter	—	1,150,000	652,651	(12,802)	—	1,789,849	9.15 %	4.86 %
Totals	**$ 1,041,480**	**$14,834,828**	**$ 3,221,174**	**$ (245,072)**	**$ 731,537**	**$19,583,947**	**100.00 %**	
Weighted Avg. Interest Rate(5)	3.72 %	3.98 %	4.10 %	4.64 %	5.35 %	4.03 %		
Weighted Avg. Maturity Years	4.4	4.7	6.4	4.1	3.6	5.0		
% Floating Rate Debt(5)	100.00 %	17.97 %	8.87 %	70.40 %	16.07 %	20.11 %		

Debt by Local Currency(1)

Dollars in thousands

	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$ 760,000	$ 10,488,037	$ 1,755,147	$ (210,509)	$ 575,290	$ 13,367,965	$ —
United Kingdom	—	1,392,930	—	—	—	1,392,930	11,741,349
Canada	281,480	2,953,861	1,466,027	(34,563)	156,247	4,823,052	7,414,595
Totals	**$ 1,041,480**	**$ 14,834,828**	**$ 3,221,174**	**$ (245,072)**	**$ 731,537**	**$ 19,583,947**	**$ 19,155,944**

(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(2) As of September 30, 2026, we had $760,000,000 outstanding under our U.S. dollar denominated unsecured commercial paper program and CAD $400,000,000 (approximately $281,480,000 USD at September 30, 2026) outstanding under our Canadian dollar denominated unsecured commercial paper program. Our unsecured revolving credit facility had a zero balance as of September 30, 2026. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $4,250,000,000 tranche that matures on March 6, 2030. The $4,250,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the extended maturity date of the unsecured revolving credit facility.

(3) Senior Unsecured Notes include the following:

- 2027 includes CAD $2,747,615,000 of unsecured term loans (approximately $1,933,496,000 USD at September 30, 2026) that mature on April 9, 2027, and bear interest at adjusted CORRA + 0.65%.
- 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $211,110,000 USD at September 30, 2026) that mature on January 15, 2027.
- 2028 includes $420,251,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
- 2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $729,630,000 USD at September 30, 2026). The notes mature on November 20, 2028.
- 2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
- 2031 includes CAD $750,000,000 of 3.85% senior unsecured notes (approximately $527,775,000 USD at September 30, 2026) that mature on August 15, 2031.
- 2033 includes CAD $400,000,000 of 4.15% senior unsecured notes (approximately $281,480,000 USD at September 30, 2026) that mature on August 15, 2033.
- 2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $663,300,000 USD at September 30, 2026). The notes mature on December 1, 2034.

(4) Excludes operating lease liabilities of $1,491,135,000, finance lease liabilities of $476,934,000 and failed sale-leaseback financing obligations of $374,207,000 related to ASC 842.

(5) Based on variable interest rates and foreign currency exchange rates in effect as of September 30, 2026. The interest rate on the unsecured revolving credit facility is SOFR + 0.675%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.

(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(206,663,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

23

Glossary & Supplemental Reporting Measures Vancouver, BC

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI. Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system. MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center. Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share. Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services. Other Cap-ex: Represents amounts incurred for revenue or NOI- enhancing capital expenditures to operational properties. Excludes capital expenditures identified during underwriting for acquisition capital improvements, as well as sustainability investments. Recurring Cap-ex: Represents amounts incurred for capital expenditures required to maintain or re-tenant our operational properties. Excludes capital expenditures identified during underwriting for acquisition capital improvements, as well as sustainability investments. Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties. Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases. Skilled Nursing: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A SHO facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter. Glossary 25

Supplemental Reporting Measures 26 We believe that revenues, net income and net income attributable to common stockholders (“NICS”), as defined by U.S. generally accepted accounting principles (“U.S. GAAP”), are the most appropriate earnings measurements. However, we consider funds from operations (“FFO”), normalized FFO, net operating income (“NOI”), In-place NOI, same store NOI (“SSNOI”), revenue per occupied room (“RevPOR”), same store RevPOR (“SS RevPOR”), expense per occupied room (“ExpPOR”), same store ExpPOR (“SS ExpPOR”), EBITDA and Adjusted EBITDA to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (“NAREIT”) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO attributable to common stockholders, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and acquisitions of controlling interests, impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Normalized FFO attributable to common stockholders represents FFO attributable to common stockholders adjusted for certain items detailed in the Normalizing Items table. We believe that normalized FFO attributable to common stockholders is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare the operating performance of Welltower between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/ or incalculable items. We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. In- place NOI represents cash NOI excluding interest income, other income and non In-place NOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions and dispositions. Properties classified as held for sale and leased properties are excluded from In-place NOI. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non- cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and U.K. properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non- GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, In-place NOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, In-place NOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio. No reconciliation of the forecasted range for SSNOI on a combined basis or by property type is included in this release because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measure without unreasonable efforts, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Supplemental Reporting Measures 27 RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio. We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per the income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization. Our supplemental reporting measures and similarly titled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly titled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures Normalizing Items In thousands, except per share data Three Months Ended September 30, Nine Months Ended September 30, 2025 2026 2025 2026 Loss (gain) on derivatives and financial instruments, net $ 31,682 $ — $ 28,063 $ — Loss (gain) on extinguishment of debt, net — 6,822 (1) 6,156 9,533 Provision for loan losses, net 1,088 230 (2) (2,032) 4,045 Income tax benefits — — (8,181) (71,304) Other impairment — 2,463 (3) 604 2,463 Other expenses 44,699 124,687 (4) 75,357 242,754 Special incentive plan compensation 2,568 267 (5) 7,970 722 Casualty losses, net of recoveries 1,914 9,793 (6) 8,252 17,871 Foreign currency loss (gain) 1,753 6,124 (7) (2) 6,496 Normalizing items attributable to noncontrolling interests and unconsolidated entities, net 11,162 37,333 (8) 32,131 85,703 Net normalizing items $ 94,866 $ 187,719 $ 148,318 $ 298,283 Average diluted common shares outstanding 685,399 754,903 669,218 739,794 Net normalizing items per diluted share $ 0.14 $ 0.25 $ 0.22 $ 0.40 (1) Primarily related to the extinguishment of unsecured debt. (2) Primarily related to adjustments to reserves for loan losses based upon our current assessment of expected credit losses in the portfolio. (3) Primarily related to the write off of straight-line rent receivable balances relating to the conversion of triple-net leased properties to a SHO (RIDEA) structure. (4) Primarily related to non-capitalizable transaction costs and legal fees, including related to the HC-One Group operator restructuring. (5) Primarily related to expenses recognized on the 2021 Special Performance Option Awards. (6) Primarily relates to casualty losses net of any insurance recoveries. (7) Primarily relates to foreign currency gains and losses related to accrued interest on intercompany loans and third party debt denominated in a foreign currency. (8) Primarily relates to hypothetical liquidation at book value adjustments related to in substance real estate investments. 28

Supplemental Reporting Measures

Outlook Reconciliations: Year Ending December 31, 2026

Dollars in millions, except per share data

	Initial Guidance		1Q26 Outlook Update		2Q26 Outlook Update		Current Outlook	
FFO Outlook Reconciliation	Low	High	Low	High	Low	High	Low	High
Net income attributable to common stockholders	$ 2,244	$ 2,359	$ 2,370	$ 2,472	$ 2,302	$ 2,362	$ 2,470	$ 2,515
Impairments and losses (gains) on real estate dispositions and acquisitions of controlling interests, net[1]	(564)	(564)	(576)	(576)	(545)	(545)	(862)	(862)
Depreciation and amortization[1]	2,712	2,712	2,669	2,669	2,845	2,845	2,928	2,928
NAREIT FFO attributable to common stockholders	4,392	4,507	4,463	4,565	4,602	4,662	4,536	4,581
Normalizing items, net[1,2]	—	—	84	84	111	111	298	298
Normalized FFO attributable to common stockholders	$ 4,392	$ 4,507	$ 4,547	$ 4,649	$ 4,713	$ 4,773	$ 4,834	$ 4,879
Diluted per share data attributable to common stockholders:								
Net income	$ 3.11	$ 3.27	$ 3.24	$ 3.38	$ 3.11	$ 3.19	$ 3.31	$ 3.37
NAREIT FFO	$ 6.09	$ 6.25	$ 6.10	$ 6.24	$ 6.21	$ 6.29	$ 6.07	$ 6.13
Normalized FFO	$ 6.09	$ 6.25	$ 6.21	$ 6.35	$ 6.36	$ 6.44	$ 6.47	$ 6.53
Normalized FFO mid point	$6.17		$6.28		$6.40		$6.50	
Other items:[1]								
Net straight-line rent and above/below market rent amortization	$ (289)	$ (289)	$ (299)	$ (299)	$ (341)	$ (341)	$ (342)	$ (342)
Non-cash interest expenses	52	52	57	57	50	50	51	51
Recurring cap-ex	(459)	(459)	(465)	(465)	(465)	(465)	(465)	(465)
Stock-based compensation	63	63	63	63	63	63	63	63

Funds From Operations Reconciliation

In thousands, except per share data

	Twelve Months Ended December 31, 2025
Net income (loss) attributable to common stockholders	$ 936,845
Depreciation and amortization	2,084,868
Impairments and losses (gains) on real estate dispositions and acquisitions of controlling interests, net	(1,327,760)
Noncontrolling interests[3]	(13,144)
Unconsolidated entities[4]	137,143
NAREIT FFO attributable to common stockholders	1,817,952
Normalizing items, net[5]	1,773,714
Normalized FFO attributable to common stockholders	**$ 3,591,666**
Average diluted common shares outstanding	679,521
Per diluted share data attributable to common stockholders:	
Net income (loss)[6]	$ 1.39
NAREIT FFO	$ 2.68
Normalized FFO	$ 5.29

(1) Amounts presented net of noncontrolling interests' share and Welltower's share of unconsolidated entities.

(2) See Normalizing Items on page 28.

(3) Represents noncontrolling interests' share of net FFO adjustments.

(4) Represents Welltower's share of net FFO adjustments from unconsolidated entities.

(5) See December 31, 2025 Earnings Release for details regarding normalizing items.

(6) Includes adjustment to the numerator for income (loss) attributable to OP Units and DownREIT Units, where applicable.

29

Supplemental Reporting Measures

Coverage and Leverage Reconciliations

Dollars in thousands

		Three Months Ended September 30, 2025			Three Months Ended September 30, 2026	
Interest Coverage Ratios						
Interest expense	$	162,052		$	192,655	
Capitalized interest		6,150			12,706	
Non-cash interest expense		(14,227)			(18,528)	
Total interest	**$**	**153,975**		**$**	**186,833**	
EBITDA[1]	$	956,385		$	1,321,380	
Interest coverage ratio		**6.21**	**x**		**7.07**	**x**
Adjusted EBITDA[1]	$	1,062,830		$	1,430,727	
Adjusted Interest coverage ratio		**6.90**	**x**		**7.66**	**x**
Fixed Charge Coverage Ratios						
Total interest	$	153,975		$	186,833	
Secured debt principal amortization		16,707			19,778	
Total fixed charges	**$**	**170,682**		**$**	**206,611**	
EBITDA[1]	$	956,385		$	1,321,380	
Fixed charge coverage ratio		**5.60**	**x**		**6.40**	**x**
Adjusted EBITDA[1]	$	1,062,830		$	1,430,727	
Adjusted Fixed charge coverage ratio		**6.23**	**x**		**6.92**	**x**
Net Debt to EBITDA Ratios						
Total debt[2]	$	16,960,008		$	19,672,086	
Less: cash and cash equivalents and restricted cash		(6,940,573)			(2,416,007)	
Net debt	**$**	**10,019,435**		**$**	**17,256,079**	
EBITDA Annualized	$	3,825,540		$	5,285,520	
Net debt to EBITDA ratio		**2.62**	**x**		**3.26**	**x**
Adjusted EBITDA Annualized	$	4,251,320		$	5,722,908	
Net debt to Adjusted EBITDA ratio		**2.36**	**x**		**3.02**	**x**
Total revenues		2,685,692			3,715,777	
Adjusted EBITDA margin		**40**	**%**		**39**	**%**

(1) Please see Financial & Balance Sheet Metrics section for reconciliations of EBITDA and Adjusted EBITDA.

(2) Includes unamortized premiums/discounts, other fair value adjustments, financing lease liabilities of $476,934,000 and failed sale-leaseback financing obligations of $374,207,000. Excludes operating lease liabilities of $1,491,135,000 related to ASC 842.

30

Supplemental Reporting Measures

Leverage and Current Capitalization

Dollars in thousands, except share price

Book capitalization		As of September 30, 2025	% of Total		As of September 30, 2026	% of Total
Lines of credit and commercial paper[1]	$	—	— %	$	1,041,054	1.6 %
Long-term debt obligations[1][2]		16,960,008	34.4 %		18,631,032	27.7 %
Cash and cash equivalents and restricted cash		(6,940,573)	(14.1)%		(2,416,007)	(3.6)%
Net debt to consolidated book capitalization	**$**	**10,019,435**	**20.3 %**	**$**	**17,256,079**	**25.7 %**
Total equity and noncontrolling interests[3]		39,312,382	79.7 %		49,864,014	74.3 %
Consolidated book capitalization	**$**	**49,331,817**	**100.0 %**	**$**	**67,120,093**	**100.0 %**
Joint venture debt, net[4]		614,039			486,465	
Total book capitalization	**$**	**49,945,856**		**$**	**67,606,558**	
Undepreciated book capitalization						
Lines of credit and commercial paper[1]	$	—	— %	$	1,041,054	1.3 %
Long-term debt obligations[1][2]		16,960,008	28.6 %		18,631,032	23.6 %
Cash and cash equivalents and restricted cash		(6,940,573)	(11.7)%		(2,416,007)	(3.1)%
Net debt to consolidated undepreciated book capitalization	**$**	**10,019,435**	**16.9 %**	**$**	**17,256,079**	**21.8 %**
Accumulated depreciation and amortization		10,107,309	17.0 %		12,125,154	15.3 %
Total equity and noncontrolling interests[3]		39,312,382	66.1 %		49,864,014	62.9 %
Consolidated undepreciated book capitalization	**$**	**59,439,126**	**100.0 %**	**$**	**79,245,247**	**100.0 %**
Joint venture debt, net[4]		614,039			486,465	
Total undepreciated book capitalization	**$**	**60,053,165**		**$**	**79,731,712**	
Enterprise value						
Lines of credit and commercial paper[1]	$	—	— %	$	1,041,054	0.6 %
Long-term debt obligations[1][2]		16,960,008	12.8 %		18,631,032	9.9 %
Cash and cash equivalents and restricted cash		(6,940,573)	(5.2)%		(2,416,007)	(1.3)%
Net debt to consolidated enterprise value	**$**	**10,019,435**	**7.6 %**	**$**	**17,256,079**	**9.2 %**
Common shares outstanding		684,108			731,995	
Period end share price	$	178.14		$	230.24	
Common equity market capitalization	**$**	**121,866,999**	**92.0 %**	**$**	**168,534,529**	**90.1 %**
Noncontrolling interests[3]		555,564	0.4 %		1,282,021	0.7 %
Consolidated enterprise value	**$**	**132,441,998**	**100.0 %**	**$**	**187,072,629**	**100.0 %**
Joint venture debt, net[4]		614,039			486,465	
Total enterprise value	**$**	**133,056,037**		**$**	**187,559,094**	
Secured debt as % of total assets						
Secured debt[1]	**$**	**2,487,354**	**3.6 %**	**$**	**3,467,126**	**4.0 %**
Gross asset value[5]	$	69,612,111		$	85,836,487	
Total debt as % of gross asset value						
Total debt[1][2]	**$**	**16,960,008**	**24.4 %**	**$**	**19,672,086**	**22.9 %**
Gross asset value[5]	$	69,612,111		$	85,836,487	
Unsecured debt as % of unencumbered assets						
Unsecured debt[1]	**$**	**14,365,008**	**23.1 %**	**$**	**15,728,026**	**19.9 %**
Unencumbered gross assets[6]	$	62,112,165		$	79,105,346	

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.

(2) For the period ending September 30, 2026, includes financing lease liabilities of $476,934,000 and failed sale-leaseback financing obligations of $374,207,000 and excludes operating lease liabilities of $1,491,135,000 related to ASC 842. For the period ending September 30, 2025, includes financing lease liabilities of $107,646,000 and excludes operating lease liabilities of $1,203,954,000.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(5) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.

(6) Unencumbered gross assets equal gross asset value for consolidated properties that are not financed with secured debt.

31

Supplemental Reporting Measures

NOI Reconciliation

Dollars in thousands

	3Q25	4Q25	1Q26	2Q26	3Q26
Net income (loss)	$ 282,186	$ 117,767	$ 752,324	$ 462,975	$ 414,823
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(4,025)	(1,378,391)	(420,400)	(98,537)	(114,678)
Loss (income) from unconsolidated entities	12,610	(4,442)	1,686	17,969	30,689
Income tax expense (benefit)	2,335	(4,985)	11,633	(61,979)	7,116
Other expenses	44,699	125,844	61,137	56,930	124,687
Impairment of assets	3,081	45,924	4,826	25,774	33,452
Provision for loan losses, net	1,088	(7,384)	1,632	2,183	230
Loss (gain) on extinguishment of debt, net	—	3,089	727	1,984	6,822
Loss (gain) on derivatives and financial instruments, net	31,682	(5,656)	—	—	—
General and administrative expenses	63,124	1,557,378	67,474	67,486	67,169
Depreciation and amortization	509,812	594,151	622,752	737,764	706,786
Interest expense	162,052	203,784	192,715	181,914	192,655
Consolidated net operating income	1,108,644	1,247,079	1,296,506	1,394,463	1,469,751
NOI attributable to unconsolidated investments[1]	29,337	26,430	48,240	37,785	37,665
NOI attributable to noncontrolling interests[2]	(12,280)	(11,163)	(11,785)	(10,944)	(10,954)
Pro rata net operating income (NOI)[3]	$ 1,125,701	$ 1,262,346	$ 1,332,961	$ 1,421,304	$ 1,496,462

In-Place NOI Reconciliation

Dollars in thousands at Welltower pro rata ownership

	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Skilled Nursing	Corporate	Total
Revenues	$ 3,166,207	$ 198,685	$ 43,518	$ 252,295	$ 118,578	$ 3,779,283
Property operating expenses	(2,261,950)	(4,483)	(7,496)	(1,639)	(7,253)	(2,282,821)
NOI[3]	904,257	194,202	36,022	250,656	111,325	1,496,462
Adjust:						
Interest income	—	—	—	—	(93,666)	(93,666)
Other income	(3,378)	(14)	(805)	(158)	(17,507)	(21,862)
Sold / held for sale	(2,057)	(4,402)	(3,028)	(202)	—	(9,689)
Nonoperational[4]	4,696	5	69	(229)	—	4,541
Non In-place NOI[5]	(29,973)	(37,497)	(3,500)	(54,912)	(152)	(126,034)
Timing adjustments[6]	14,977	(1,384)	—	6,500	—	20,093
Total adjustments	(15,735)	(43,292)	(7,264)	(49,001)	(111,325)	(226,617)
In-place NOI	888,522	150,910	28,758	201,655	—	1,269,845
Annualized In-place NOI	$ 3,554,088	$ 603,640	$ 115,032	$ 806,620	$ —	$ 5,079,380

Same Store Property Reconciliation

	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Skilled Nursing	Total
Total properties	2,035	419	102	446	3,002
Recent acquisitions and development conversions[7]	(528)	(155)	(2)	(192)	(877)
Under development	(46)	—	—	—	(46)
Under redevelopment[8]	(2)	—	—	—	(2)
Current held for sale	(22)	(30)	(4)	(2)	(58)
Land parcels, loans and leased properties	(168)	(4)	(5)	—	(177)
Transitions[9]	(210)	—	—	(2)	(212)
Other[10]	(7)	—	—	(1)	(8)
Same store properties	1,052	230	91	249	1,622

(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

32

Supplemental Reporting Measures

Same Store NOI Reconciliation

Dollars in thousands at Welltower pro rata ownership

	3Q25	4Q25	1Q26	2Q26	3Q26	Y/o/Y
Seniors Housing Operating						
NOI	$ 573,062	$ 688,160	$ 773,940	$ 866,073	$ 904,257	
NOI on non-properties	(638)	439	983	2,856	4,550	
NOI attributable to non-same store properties	(70,343)	(171,465)	(215,442)	(278,205)	(308,284)	
Non-cash NOI on same store properties	(2,132)	(2,308)	(1,634)	(1,430)	(862)	
Currency and ownership adjustments[1]	(2,737)	537	(1,735)	(867)	(322)	
Other normalizing adjustments[2]	2,285	605	2,007	881	4,980	
SSNOI	**499,497**	**515,968**	**558,119**	**589,308**	**604,319**	**21.0 %**
Seniors Housing Triple-net						
NOI	95,018	163,532	186,299	192,550	194,202	
Non-same store properties and non-property NOI	(9,714)	(78,638)	(101,046)	(100,613)	(100,153)	
Non-cash NOI on same store properties	(10,026)	(8,991)	(6,982)	(12,627)	(14,971)	
Currency and ownership adjustments[1]	285	—	(374)	(262)	(316)	
Normalizing adjustments for joint venture recapitalization[3]	(465)	—	—	—	—	
Normalizing adjustments for lease restructure[4]	—	(349)	(512)	(519)	(519)	
SSNOI	**75,098**	**75,554**	**77,385**	**78,529**	**78,243**	**4.2 %**
Outpatient Medical						
NOI	153,387	103,862	56,340	41,515	36,022	
Non-same store properties and non-property NOI	(121,722)	(72,134)	(24,551)	(9,624)	(4,373)	
Non-cash NOI on same store properties	(3,821)	(3,698)	(3,596)	(3,452)	(3,160)	
Other normalizing adjustments[2]	(12)	—	(57)	50	10	
SSNOI	**27,832**	**28,030**	**28,136**	**28,489**	**28,499**	**2.4 %**
Skilled Nursing						
NOI	180,846	208,872	196,971	213,917	250,656	
Non-same store properties and non-property NOI	(50,313)	(77,353)	(59,975)	(72,041)	(105,631)	
Non-cash NOI on same store properties	(25,767)	(25,276)	(25,081)	(26,398)	(27,244)	
Currency and ownership adjustments[1]	132	88	—	—	—	
Normalizing adjustment for lease restructure[4]	—	—	(4,031)	(6,822)	(8,855)	
Normalizing adjustments for service agreement termination[5]	627	—	—	—	—	
Other normalizing adjustments[2]	393	—	—	(188)	—	
SSNOI	**105,918**	**106,331**	**107,884**	**108,468**	**108,926**	**2.8 %**
Corporate						
NOI	123,388	97,920	119,411	107,249	111,325	
Non-property NOI	(123,388)	(97,920)	(119,411)	(107,249)	(111,325)	
SSNOI	—	—	—	—	—	
Total						
NOI	1,125,701	1,262,346	1,332,961	1,421,304	1,496,462	
Non-same store properties and non-property NOI	(376,118)	(497,071)	(519,442)	(564,876)	(625,216)	
Non-cash NOI on same store properties	(41,746)	(40,273)	(37,293)	(43,907)	(46,237)	
Currency and ownership adjustments[1]	(2,320)	625	(2,109)	(1,129)	(638)	
Normalizing adjustments, net	2,828	256	(2,593)	(6,598)	(4,384)	
SSNOI	**$ 708,345**	**$ 725,883**	**$ 771,524**	**$ 804,794**	**$ 819,987**	**15.8 %**

(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.

(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

(3) Represents normalizing adjustment related to a joint venture recapitalization associated with one Seniors Housing Triple-net tenant.

(4) Represents normalizing adjustment related to lease restructures with certain Seniors Housing Triple-net and Skilled Nursing tenants.

(5) Represents normalizing adjustment related to the termination of a service agreement related to one Skilled Nursing tenant.

33

Supplemental Reporting Measures

SHO SS RevPOR Growth Reconciliation

In thousands, except SS RevPOR

	3Q25	4Q25	1Q26	2Q26	3Q26
Consolidated SHO revenues	$ 2,063,618	$ 2,558,867	$ 2,783,394	$ 2,988,520	$ 3,125,101
Unconsolidated SHO revenues attributable to WELL[1]	60,435	53,225	55,328	58,835	64,416
SHO revenues to noncontrolling interests[2]	(20,860)	(21,256)	(21,914)	(22,536)	(23,310)
SHO pro rata revenues[3]	2,103,193	2,590,836	2,816,808	3,024,819	3,166,207
Non-property related revenues	(1,542)	(1,442)	(1,341)	(905)	(1,627)
Revenues attributable to non-same store properties	(340,577)	(807,911)	(979,951)	(1,154,737)	(1,254,008)
Non-cash and non-RevPOR revenues on same store properties	(3,207)	(3,490)	(2,738)	(2,724)	(2,646)
Currency and ownership adjustments[4]	(9,793)	1,013	(5,335)	(2,938)	(1,623)
Other normalizing adjustments[5]	—	—	(419)	—	—
SHO SS RevPOR revenues[6]	$ 1,748,074	$ 1,779,006	$ 1,827,024	$ 1,863,515	$1,906,303
Avg. occupied units/month[7]	100,357	101,636	101,875	102,544	103,899
SHO SS RevPOR[8]	$ 5,759	$ 5,787	$ 6,061	$ 6,074	$ 6,066
SS RevPOR YOY growth					5.3 %

SHO SSNOI per Unit

In thousands, except SSNOI/unit

	3Q26
Trailing four quarters' SSNOI[6]	$ 2,267,716
Average units in service[9]	115,132
SSNOI/unit	$ 19,697

SHO RevPOR Reconciliation

In thousands, except RevPOR

	3Q26
Pro rata SHO revenues[3]	$ 3,166,207
Non in-place properties and non-property revenues	(243,501)
Non-cash and non-RevPOR revenues	(5,085)
SHO RevPOR revenues	$ 2,917,621
Average occupied units/month	153,509
RevPOR	$ 6,284

(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(3) Represents SHO revenues at Welltower pro rata ownership.

(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.

(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SS RevPOR growth.

(6) Represents SHO SS RevPOR revenues and SHO SSNOI at Welltower pro rata ownership.

(7) Represents average occupied units for SS properties on a pro rata basis.

(8) Represents pro rata SS average revenues generated per occupied room per month.

(9) Represents average units in service for SS properties on a pro rata basis.

34

Supplemental Reporting Measures

SHO Same Store ExpPOR Growth Reconciliation

In thousands, except SS ExpPOR

	3Q25	4Q25	1Q26	2Q26	3Q26
Consolidated SHO property operating expenses	$ 1,499,215	$ 1,877,444	$ 2,015,361	$ 2,128,109	$ 2,227,359
Unconsolidated SHO operating expenses attributable to WELL[1]	38,882	32,929	35,323	37,710	41,837
SHO operating expenses attributable to noncontrolling interests[2]	(7,966)	(7,697)	(7,816)	(7,073)	(7,246)
SHO pro rata operating expenses[3]	1,530,131	1,902,676	2,042,868	2,158,746	2,261,950
Non-property related operating expenses	(904)	(1,880)	(2,323)	(3,761)	(6,177)
Operating expenses attributable to non-same store properties	(270,234)	(636,446)	(764,509)	(876,532)	(945,724)
Non-cash and non-ExpPOR expenses on same store properties	(334)	(530)	(556)	(563)	(617)
Currency and ownership adjustments[4]	(7,060)	435	(3,603)	(2,071)	(1,298)
Other normalizing items[5]	(2,285)	(605)	(2,426)	(880)	(4,981)
SHO SS ExpPOR expenses[6]	$ 1,249,314	$ 1,263,650	$ 1,269,451	$ 1,274,939	$ 1,303,153
Avg. occupied units/month[7]	100,357	101,636	101,875	102,544	103,899
SHO SS ExpPOR[8]	$ 4,116	$ 4,111	$ 4,211	$ 4,156	$ 4,147
SS ExpPOR YOY growth					0.8 %

SHO ExpPOR Reconciliation

In thousands, except ExpPOR

	3Q26
SHO pro rata operating expenses[3]	$ 2,261,950
Non in-place properties and non-property operating expenses	(217,951)
Non-cash and non-ExpPOR expenses	(2,580)
SHO ExpPOR operating expenses	$ 2,041,419
Average occupied units/month	153,509
ExpPOR/month	$ 4,397

(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO property operating expenses at Welltower pro rata ownership.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SS ExpPOR growth.
(6) Represents SS SHO ExpPOR expenses at Welltower pro rata ownership.
(7) Represents average occupied units for SS properties on a pro rata basis.
(8) Represents pro rata SS average operating expenses per occupied room per month.

35

Los Angeles, CA Forward-Looking Statements & Risk Factors

Forward-Looking Statements & Risk Factors This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. These statements include, among others, management’s expectations regarding the favorable impact of the acquisitions made and additional acquisition pipeline and our statements under the section “Outlook for 2026.” Forward- looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; geopolitical tensions or conflicts, such as the ongoing conflict between Russia and Ukraine and in the Middle East, and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements. Additional Information The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with, or furnished to, the SEC. The reconciliations of Non-GAAP measures are an integral part of the information presented herein. You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC.  The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. 37